Exhibit 99.1

Dot Ai Announces Additional Nasdaq Staff Determination Regarding Delinquent Filing and Hearing Update

Having received an Additional Staff Determination regarding a delinquent filing, the Company provides an update on the status of its hearing before the Nasdaq Hearings Panel and its intention to request an extended stay.

LAS VEGAS, NV / September 1, 2026 / CID HoldCo, Inc. (Nasdaq: DAIC) (“Dot Ai” or the “Company”), an IoT and AI-based SaaS company redefining asset intelligence for industrial technology, today announced that on August 27, 2026, it received a written notification (the “Additional Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) identifying an additional basis for the potential delisting of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from Nasdaq. As set forth in the Additional Staff Determination, the Company has not yet filed its Form 10-Q for the period ended June 30, 2026 (the “Delinquent Filing”), and therefore no longer complies with Nasdaq’s Listing Rules for continued listing. Accordingly, Nasdaq has determined that this matter serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

As previously disclosed, on August 6, 2026, the Company received an initial staff determination from Nasdaq (the “Initial Staff Determination”) to delist the Common Stock pursuant to Nasdaq Listing Rule 5450(b)(2)(A) for failure to satisfy the minimum Market Value of Listed Securities (“MVLS”) requirement of $50 million, and on August 12, 2026, the Company received a further staff determination identifying failure to maintain the minimum market value of publicly held shares (“MVPHS”) of $15 million required under Nasdaq Listing Rule 5450(b)(2)(C) as an additional basis for delisting. The Company has timely requested a hearing before the Nasdaq Hearings Panel (the “Hearings Panel”) with respect to these prior staff determinations and paid the applicable $20,000 hearing fee. The hearing request stays the suspension of the Company’s securities and the filing of a Form 25-NSE with the Securities and Exchange Commission pending the issuance of a written decision by the Hearings Panel. The Common Stock remains listed on Nasdaq pending the outcome of the hearing.

Under Nasdaq Listing Rule 5815(a)(1)(B), a hearing request regarding a delinquent filing stays the suspension of the Company’s securities for a period of 15 days from the date of the request, unless the Company specifically requests, and the Hearings Panel grants, a further stay. Because the Company is already before the Hearings Panel, the Company has until September 3, 2026 to request an extended stay of suspension pending the Hearings Panel’s decision. The Company intends to timely request an extended stay and to present its plan to complete the Delinquent Filing to the Hearings Panel.

There can be no assurance that the Hearings Panel will grant the extended stay, that the Company will be able to complete the Delinquent Filing within any period granted by the Hearings Panel, or that the Hearings Panel will decide in the Company’s favor with respect to the Initial Staff Determination, the Additional Staff Determination, or any other matter. The Hearings Panel’s decision will determine the future of trading of the Common Stock on Nasdaq.

About Dot Ai

Dot Ai (Nasdaq: DAIC) is an IoT and AI-based SaaS company at the forefront of Asset Intelligence technology for smart supply chain operations. Leveraging state-of-the-art AI engines, cutting-edge 5G RF and BLE technology, and seamless cloud integrations, Dot Ai offers real-time asset visibility and predictive analytics that integrate with existing infrastructure. The Company serves multiple industries including aviation, construction, delivery, military, mining, retail, seaports, medical logistics, warehousing, and manufacturing. For more information, please visit daic.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the Company’s intent regarding the Hearing, the request for an extended stay, the Company’s ability to complete the Delinquent Filing, the outcome of the Hearing, if any, and the Company’s ability to regain compliance with Nasdaq continued listing requirements. All forward-looking statements are based on Dot Ai’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are subject to risks and uncertainties — including the risk that the Company may not be successful in its appeal before the Hearings Panel, that the Hearings Panel may not grant an extended stay or continue the listing of the Common Stock, that the Company may not be able to timely complete the Delinquent Filing, that additional deficiencies could arise, and that the Company may not regain compliance with applicable listing standards — that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Dot Ai assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Charlie Maddox

CFO

charlie@daic.ai